UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 18, 2014
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)
On February 18, 2014, the Compensation Committee of the Company's Board of Directors (the "Committee") approved awards of Restricted Stock Units to 32 key employees, including all Executive Officers other than Sterling B. Brinkley (Executive Chairman), Paul E. Rothamel (President and Chief Executive Officer) and Mark Kuchenrither (Executive Vice President and Chief Financial Officer). The Restricted Stock Units are intended to constitute the annual equity incentive awards under the Company's Long-Term Incentive Plan for fiscal 2014.

Each Restricted Stock Unit represents the right to receive, upon vesting, one share of the Company's Class A Non-Voting Common Stock or the equivalent value in cash. The units may be settled in stock or in cash at the discretion of the Committee. Generally, for each award, one-third of the units vest on October 1, 2014, one-third of the units vest on October 1, 2015 and the remaining one-third of the units vest on October 1, 2016. The awards granted to the Executive Officers are subject to additional performance-based vesting restrictions. The form of award agreement for Executive Officers is filed as an Exhibit to this Report.
The Committee approved awards totaling 407,416 Restricted Stock Units, including the following awards to the Named Executive Officers:

		Vesting Schedule (a)
Named Executive Officer	Number of Units	October 2014	October 2015	October 2016
Paul E. Rothamel	—	—	—	—
Mark Kuchenrither	—	—	—	—
Sterling B. Brinkley	—	—	—	—
Barry Guest	34,400	11,467	11,467	11,466
Thomas H. Welch, Jr.	34,400	11,467	11,467	11,466
(a) Subject to additional performance-based vesting restrictions.
Item 9.01 — Financial Statements and Exhibits
(d)    Exhibits.
10.1    Form of Restricted Stock Unit Award for executive officers.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, Inc.

Date:	February 24, 2014	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Stock Unit Award for executive officers.